Exhibit 99.1

QUESTAR REPORTS 2010 INCOME

FROM CONTINUING OPERATIONS OF $192 MILLION

Company affirms 2011 EPS guidance

SALT LAKE CITY — Questar Corporation (NYSE:STR) reported 2010 income from continuing operations of $192.3 million or $1.08 per diluted share, including an after-tax $8.8 million or a $0.05 per diluted share charge for separation costs associated with the June 30, 2010, spinoff of QEP Resources, Inc.  Net income from continuing operations grew 7% over 2009 net income from continuing operations of $180.5 million or $1.02 per diluted share. In the fourth quarter 2010, income from continuing operations grew 15% to $63.7 million or $0.36 per diluted share, compared to $55.4 million or $0.31 per diluted share for the fourth quarter of 2009. Excluding separation charges, Questar earned $201.1 million or $1.13 per diluted share for the year, an 11% increase over the year-ago period.

INCOME (LOSS) FROM CONTINUING OPERATIONS

	3 Months Ended December 31,			12 Months Ended December 31,
	2010	2009	Change	2010	2009	Change
	($ in millions, except earnings per share)
Wexpro	$22.7	$21.5	6%	$88.1	$80.7	9%
Questar Pipeline	18.0	14.4	25%	67.4	58.2	16%
Questar Gas	22.1	19.9	11%	43.9	41.6	6%
Corporate	0.9	(0.4)	--	(7.1)	--	--
Total	$63.7	$55.4	15%	$192.3	$180.5	7%
Earnings from continuing operations per diluted share	$0.36	$0.31	16%	$1.08	$1.02	6%
Average diluted shares	178.8	176.7	1%	178.0	176.3	1%

"All Questar business units achieved record earnings in 2010,” said Ronald W. Jibson, Questar president and CEO. “Excluding separation costs, we delivered more than $201 million of net income, an 11% increase from 2009.  Our business units also generated over $523 million of EBITDA from continuing operations, a 6% increase from 2009. Wexpro grew its investment base 6%, and Questar Pipeline and Questar Gas both executed on their growth plans,” Jibson added. In addition to announcing strong earnings in 2010, the company affirmed 2011 guidance of $1.07 to $1.11 per share.  On Feb.18, Questar increased its dividend by 9% to an annual rate of $0.61 per share.

Spinoff transaction completed

On June 30, 2010, Questar completed a tax-free spinoff of QEP Resources, its natural gas and oil exploration-and-production and midstream-field-services businesses. Results of operations for QEP for the first half of 2010 and prior periods are reported in the attached recast financial statements as income from discontinued operations. Following the spinoff, Questar’s subsidiaries are Wexpro Company, Questar Pipeline Company and Questar Gas Company.

Wexpro results

Wexpro grew net income to $88.1 million, an increase of 9% from 2009 and generated $199.4 million of EBITDA, driven by a higher average investment base.  Wexpro grew its investment base to $456.6 million at year-end 2010, compared to $431.9 million at year-end 2009, a 6% increase. Wexpro earned a 19.8% after-tax return on average investment base in 2010. During 2010, Wexpro produced a record 50.2 billion cubic feet of cost-of-service gas for Questar Gas, comprising 51% of the utility’s gas- supply needs. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return on its investment base – the investment in commercial wells and related facilities, reduced for deferred income taxes and accumulated depreciation. A summary of changes in Wexpro’s investment base is provided below:

Change in Wexpro Investment Base

	12 Months Ended December 31,
	2010	2009
	(in millions)
Beginning investment base	$431.9	$410.6
Successful development wells	99.9	99.8

Depreciation, depletion & amortization	(57.9)	(54.3)
Change in deferred taxes	(17.3)	(24.2)
Ending investment base	$456.6	$431.9

Questar Pipeline results

Questar Pipeline grew net income to $67.4 million in 2010, up 16% from 2009 and generated $181.6 million of EBITDA. Questar Pipeline earned an 11.9% return on average equity in 2010. Questar Pipeline’s net income increase was largely driven by $15.5 million or 9% higher transportation revenues and $12.7 million or 113% higher natural gas liquids (NGL) sales. A summary of changes in Questar Pipeline revenues is provided below:

Change in Questar Pipeline Revenues

	3 Months Ended	12 Months Ended
	December 31,	December 31,
	2010 vs 2009	2010 vs 2009
	(in millions)
Transportation	$3.4	$15.5
Storage	(0.5)	(1.8)
NGL sales – transportation	2.5	5.3
NGL sales – field services	0.4	7.4
Energy services	0.1	0.3
Other	1.2	(0.9)
Increase	$7.1	$25.8

At December 31, 2010, Questar Pipeline held net firm-transportation contracts totaling 4,744 thousand decatherms (Mdth) per day, compared to 4,243 Mdth per day at December 31, 2009, a 12% increase. Transportation revenues increased due to an Overthrust Pipeline compression-expansion project completed in the fourth quarter of 2009, which added transportation contracts totaling 300 Mdth per day.

NGL sales increased due to higher prices and volumes sold in each period. The average NGL price for 2010 was $1.33 per gallon, up 45% from 2009. In the fourth quarter of 2010, the average price rose 24% from the prior-year quarter to $1.49 per gallon. NGL volumes increased 48% in 2010 over 2009 due to subsidiary Questar Transportation Services’ completion of a processing plant in Price, Utah, during the third quarter of 2009. NGL volumes increased 38% in the fourth quarter over the same 2009 period. The sum of operating, maintenance, general and administrative expense for 2010 totaled $0.11 per decatherm transported, compared to $0.10 in 2009.

Questar Gas results

Questar Gas reported net income of $43.9 million in 2010, a 6% increase and generated $139.0 million of EBITDA. Questar Gas earned a 10.8% return on average equity in 2010. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized in the following table:

Change in Questar Gas Margin

	3 Months Ended	12 Months Ended
	December 31,	December 31,
	2010 vs 2009	2010 vs 2009
	(in millions)
New customers	$1.0	$3.0
Change in rates	3.6	3.1
Demand-side-management cost recovery	(3.2)	12.2
Recovery of gas-cost portion of bad debt costs	(0.3)	(0.7)
Other	(1.5)	(0.2)
Increase (decrease)	($0.4)	$17.4

Customer growth and an increase in rates associated with the company’s conservation-enabling (revenue-decoupling) tariff contributed to higher margins in 2010. Operating, maintenance, general and administrative expenses, excluding demand-side-management (DSM) costs, were $138 per customer in 2010 compared to $136 per customer for 2009. Changes in margin from DSM cost-recovery revenues are offset by equivalent changes in the program’s expenses.

On April 8, 2010, the Public Service Commission of Utah approved a settlement in Questar Gas’s Utah general rate case. The stipulation, effective August 1, 2010, authorized an increase in the utility’s allowed return on equity from 10% to 10.35% and indefinitely extended the existing conservation-enabling tariff. The stipulation further approved an infrastructure-cost-tracking mechanism that allows the company to place into rate base and earn on capital expenditures for a multi-year high-pressure feeder-line replacement program once the new facilities are in service. At December 31, 2010, Questar Gas served 909,600 customers, up 11,000 or 1.2% from December 31, 2009.

2011 EPS guidance affirmed

Questar affirms prior guidance that 2011 net income should range between $1.07 to $1.11 per diluted share.  The company’s affirmed earnings guidance considers expectations of lower NGL sales volumes at Questar Pipeline in 2011 and increased deferred taxes at Wexpro. Recent federal income tax legislation allows 100% bonus depreciation, which will result in increased deferred taxes with a corresponding reduction to Wexpro’s net investment base calculation under terms of the Wexpro Agreement. Affirmed guidance also recognizes the 2011 interest expense impact of $250 million of 2.75% public notes issued by Questar in December 2010.

2010 earnings teleconference

Questar management will discuss 2010 results from continuing operations and the outlook for 2011 in a conference call with investors Wednesday, February 23, beginning at 9:30 a.m. EST. The call can be accessed on the company website at www.questar.com.

About Questar Corporation

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $4.4 billion, operating through three principal subsidiaries:

•

Wexpro develops and produces natural gas on behalf of Questar Gas;

•

Questar Pipeline operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services; and

•

Questar Gas provides retail natural gas distribution in Utah, Wyoming and Idaho.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•

general economic conditions, including the performance of financial markets and interest rates;

•

changes in industry trends;

•

changes in laws or regulations; and

•

other factors, most of which are beyond Questar’s control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

# # #

For more information, visit Questar’s website at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions, except per share amounts)
REVENUES
Questar Gas	$302.7	$292.4	$901.8	$918.9
Questar Pipeline	52.0	44.8	197.2	173.2
Wexpro	8.0	6.8	24.6	17.8
Total Revenues	362.7	344.0	1,123.6	1,109.9

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	127.4	118.4	280.9	331.4
Operating and maintenance	47.9	53.5	175.8	167.6
General and administrative	30.1	23.6	108.5	93.4
Separation costs	-	-	11.5	-
Production and other taxes	10.9	9.6	50.6	42.4
Depreciation, depletion and amortization	38.9	38.8	153.4	147.1
Total Operating Expenses	255.2	243.9	780.7	781.9
Net gain (loss) from asset sales	0.3	(0.2)	0.4	0.2
OPERATING INCOME	107.8	99.9	343.3	328.2
Interest and other income	3.4	3.3	11.7	12.5
Income from unconsolidated affiliate	1.0	1.0	3.8	3.8
Interest expense	(14.7)	(14.4)	(57.1)	(59.6)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	97.5	89.8	301.7	284.9
Income taxes	(33.8)	(34.4)	(109.4)	(104.4)
INCOME FROM CONTINUING OPERATIONS	63.7	55.4	192.3	180.5
Income from discontinued operations, net of taxes	-	95.5	148.2	215.4
Discontinued operations, noncontrolling interest	-	(0.9)	(1.3)	(2.6)
Total Discontinued Operations, Net Of Income Taxes	-	94.6	146.9	212.8
NET INCOME ATTRIBUTABLE TO QUESTAR	$63.7	$150.0	$339.2	$393.3

EARNINGS PER COMMMON SHARE ATTRIBUTABLE TO QUESTAR
Basic from continuing operations	$0.36	$0.31	$1.09	$1.03
Basic from discontinued operations	-	0.55	0.84	1.23
Basic total	$0.36	$0.86	$1.93	$2.26

Diluted from continuing operations	$0.36	$0.31	$1.08	$1.02
Diluted from discontinued operations	-	0.54	0.83	1.21
Diluted total	$0.36	$0.85	$1.91	$2.23

Weighted-average common shares outstanding
Used in basic calculation	176.2	174.4	175.4	174.1
Used in diluted calculation	178.8	176.7	178.0	176.3
Dividends per common share	$0.14	$0.13	$0.54	$0.505

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions)
Revenues from Unaffiliated Customers
Wexpro	$8.0	$6.8	$24.6	$17.8
Questar Pipeline	52.0	44.8	197.2	173.2
Questar Gas	302.7	292.4	901.8	918.9
Total	$362.7	$344.0	$1,123.6	$1,109.9

Revenues from Affiliated Companies
Wexpro	$61.1	$58.5	$240.2	$225.1
Questar Pipeline	18.5	18.6	74.0	72.2
Questar Gas	0.5	0.4	1.1	1.0
Total	$80.1	$77.5	$315.3	$298.3

Operating Income (Loss)
Wexpro	$34.8	$34.2	$133.7	$124.6
Questar Pipeline	34.1	27.8	130.8	115.2
Questar Gas	39.2	36.5	88.6	86.9
Corporate	(0.3)	1.4	(9.8)	1.5
Total	$107.8	$99.9	$343.3	$328.2

Income (Loss) from Continuing Operations
Wexpro	$22.7	$21.5	$88.1	$80.7
Questar Pipeline	18.0	14.4	67.4	58.2
Questar Gas	22.1	19.9	43.9	41.6
Corporate	0.9	(0.4)	(7.1)	-
Total	$63.7	$55.4	$192.3	$180.5

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended Dec. 31,		12 Months Ended Dec. 31,
	2010	2009	2010	2009
WEXPRO
Production volumes
Natural gas (Bcf)	12.7	12.0	50.2	48.2
Oil and NGL (MMbbl)	0.1	0.1	0.4	0.4
Oil and NGL sales price (per bbl)	$71.34	$60.32	$65.55	$46.73
Investment base at Dec. 31 ($ in millions)	$456.6	$431.9	-	-
QUESTAR PIPELINE
Natural gas-transportation volumes (MMdth)
For unaffiliated customers	151.9	142.7	642.4	624.1
For Questar Gas	22.6	27.8	112.0	112.9
Total transportation	174.5	170.5	754.4	737.0
Transportation revenue (per dth)	$0.27	$0.26	$0.25	$0.24
Net firm-daily transportation demand at Dec. 31 (Mdth)	4,744	4,243	-	-
Natural gas processing
NGL sales (MMgal)	4.4	3.2	17.9	12.1
NGL sales price (per gal)	$1.49	$1.20	$1.33	$0.92
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	34.7	38.4	105.8	109.4
Industrial	1.1	0.3	4.5	1.3
Transportation for industrial customers	14.9	14.8	59.3	58.0
Total industrial	16.0	15.1	63.8	59.3
Total deliveries	50.7	53.5	169.6	168.7
Natural gas revenue (per dth)
Residential and commercial sales	$8.29	$7.29	$7.88	$7.99
Industrial	6.49	6.34	5.89	6.50
Transportation for industrial customers	$0.11	$0.24	$0.16	$0.19
Temperatures - colder (warmer) than normal	(6%)	14%	1%	5%
Temperature-adjusted usage per customer (dth)	36.1	35.8	106.9	109.0
Customers at Dec. 31 (thousands)	909.6	898.6	-	-

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2010	2009
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$21.8	$11.5
Accounts and notes receivable, net	159.2	162.1
Unbilled-gas accounts receivable	81.6	86.9
Inventories	62.7	62.8
Prepaid expenses and other	9.0	8.6
Current regulatory assets	53.5	43.4
Deferred income taxes - current	11.8	14.3
Current assets of discontinued operations	-	562.4
Total Current Assets	399.6	952.0
Property, Plant and Equipment	4,642.8	4,338.9
Accumulated depreciation, depletion and amortization	(1,758.2)	(1,625.3)
Net property, plant and equipment of discontinued operations	-	5,091.3
Net Property, Plant and Equipment	2,884.6	7,804.9
Investment in unconsolidated affiliate	27.9	28.1
Goodwill	9.8	9.8
Noncurrent regulatory and other assets	51.7	48.6
Noncurrent assets of discontinued operations	-	175.2
TOTAL ASSETS	$3,373.6	$9,018.6

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt	$242.0	$221.9
Accounts payable and accrued expenses	225.1	232.2
Current regulatory liabilities	6.0	30.7
Current portion of long-term debt	182.0	-
Current liabilities of discontinued operations	-	584.2
Total Current Liabilities	655.1	1,069.0
Long-term debt, less current portion	898.5	831.2
Deferred income taxes	474.7	377.7
Other long-term liabilities	309.2	359.4
Noncurrent liabilities of discontinued operations	-	2,824.2
EQUITY
Common Shareholders' Equity	1,036.1	3,502.2
Noncontrolling interest of discontinued operations	-	54.9
Total Equity	1,036.1	3,557.1
TOTAL LIABILITIES AND EQUITY	$3,373.6	$9,018.6

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	12 Months Ended December 31,
	2010	2009
	(in millions)
OPERATING ACTIVITIES
Net income	$340.5	$395.9
Discontinued operations, net of income taxes	(148.2)	(215.4)
Adjustments to reconcile net income to net cash provided by
operating activities by continuing operations:
Depreciation, depletion and amortization	161.8	154.3
Deferred income taxes	91.4	82.1
Share-based compensation	15.4	9.3
Net (gain) from asset sales	(0.4)	(0.2)
(Income) from unconsolidated affiliate	(3.8)	(3.8)
Distributions from unconsolidated affiliate and other	2.5	3.3
Changes in operating assets and liabilities	(108.3)	3.3
NET CASH PROVIDED BY OPERATIONS BY CONTINUING OPERATIONS	350.9	428.8

INVESTING ACTIVITIES
Property, plant and equipment	(320.3)	(299.8)
Equity investment in QEP Resources, Inc.	(250.0)	-
Cash used in disposition of assets	(2.6)	(2.0)
Proceeds from disposition of assets and other	0.6	1.9
Change in notes receivable	39.3	50.1
Distribution from QEP Resources, Inc.	7.3	-
NET CASH USED IN INVESTING ACTIVITIES BY CONTINUING OPERATIONS	(525.7)	(249.8)

FINANCING ACTIVITIES
Common stock	6.8	9.1
Long-term debt issued, net of issuance costs	244.6	50.8
Long-term debt repaid	-	(42.0)
Change in long-term notes payable	-	(50.0)
Change in short-term debt	73.0	(62.1)
Change in notes payable	(52.9)	12.2
Checks outstanding in excess of cash balances	-	(1.2)
Dividends paid	(94.8)	(87.9)
Tax benefits from share-based compensation	8.4	3.6
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS	185.1	(167.5)
CASH PROVIDED BY CONTINUING OPERATIONS	10.3	11.5
Cash provided by operations of discontinued operations	475.5	1,149.4
Cash used in investing activities of discontinued operations	(598.6)	(1,146.4)
Cash provided by (used in) financing activities of discontinued operations	103.8	(8.8)
Effect of change in cash and cash equivalents of discontinued operations	19.3	5.8
Change in cash and cash equivalents	10.3	11.5
Beginning cash and cash equivalents	11.5	-
Ending cash and cash equivalents	$21.8	$11.5

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that such non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

1. The following table reconciles GAAP and non-GAAP income from continuing operations and diluted earnings per common share before separation costs associated with the June 30, 2010, spinoff of QEP Resources, Inc.

3 Months Ended	12 Months Ended
December 31,	December 31,
2010	2009	2010	2009
(in millions, except earnings per share)

Income from continuing operations	$63.7	$55.4	$192.3	$180.5
Separation costs	-	-	11.5	-
Income taxes on separation costs	-	-	(2.7)	-
After-tax separation costs	-	-	8.8	-
Income from continuing operations before separation costs	$63.7	$55.4	$201.1	$180.5

EARNINGS PER COMMON SHARE
Diluted from continuing operations	$0.36	$0.31	$1.08	$1.02
Diluted from after-tax separation costs	-	-	0.05	-
Earnings per diluted share from continuing operations
before separation costs	$0.36	$0.31	$1.13	$1.02

Weighted-Average Common Shares Outstanding
Diluted	178.8	176.7	178.0	176.3

2. Management defines EBITDA as income from continuing operations before the following items: separation costs, depreciation, depletion, and amortization, net (gain) loss from asset sales, interest expense and income taxes. Management believes EBITDA is an important measure of the Company's cash flow and liquidity, and a key measure for comparing the Company's financial performance to other companies.

The following table reconciles Questar's income from continuing operations to EBITDA for the twelve months ended December 31, 2010:

Questar	Wexpro	Questar	Questar
Consolidated	Company	Pipeline	Gas	Corporate
(in millions)
Income (loss) from continuing operations	$192.3	$88.1	$67.4	$43.9	($7.1)
Separation costs	11.5	-	-	-	11.5
Depreciation, depletion and amortization	153.4	62.1	47.4	43.7	0.2
Net (gain) loss from asset sales	(0.4)	0.4	(0.8)	-	-
Interest expense	57.1	0.3	28.8	26.2	1.8
Income taxes	109.4	48.5	38.8	25.2	(3.1)
EBITDA	$523.3	$199.4	$181.6	$139.0	$3.3

The following table reconciles Questar's income from continuing operations to EBITDA for the twelve months ended December 31, 2009:

	Questar	Wexpro	Questar	Questar
	Consolidated	Company	Pipeline	Gas	Corporate
	(in millions)
Income from continuing operations	$180.5	$80.7	$58.2	$41.6	$ -
Depreciation, depletion and amortization	147.1	58.8	44.3	43.8	0.2
Net (gain) loss from asset sales	(0.2)	0.3	(0.5)	-	-
Interest expense	59.6	0.9	29.5	28.5	0.7
Income taxes	104.4	46.2	33.8	24.4	-
EBITDA	$491.4	$186.9	$165.3	$138.3	$0.9